Exhibit 3.1

ARTICLES OF INCORPORATION

OF

ATOURS, INC.

The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby organizes and incorporates a corporation under the laws of the State of Florida.

ARTICLE I. NAME

The name of the corporation is ATOURS, INC.

ARTICLE II. NATURE OF BUSINESS

The corporation may engage in any activity or business permitted under the laws of the United States or of this state.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is Five Thousand (5,000) shares of common stock having a nominal or par value of One ($1.00) Dollar per share.

ARTICLE IV. INITIAL CAPITAL

The amount of capital with which this corporation will begin business is more than FIVE HUNDRED DOLLARS ($500.00).

ARTICLE V. BEGINNING OF CORPORATE EXISTENCE

The date when the corporate existence of this corporation shall begin business shall be as of the filing of these Articles.

ARTICLE VI. TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE VII. ADDRESS

The initial post office address of the principal office of this corporation in the State of Florida is 1079 Kane Concourse, Bay Harbor Islands, Florida. The Board of Directors may from time to time move the principal office to any other address.

ARTICLE VIII. DIRECTORS

This corporation shall have two directors initially. The number of directors may be increased or diminished from time to time by By-Laws adopted by the stockholders, but there shall always be at least two directors.

To the extent permitted by law, the corporation shall indemnify and hold harmless each person serving as a director or officer of the corporation, and each person who serves at the request of the corporation as a director or officer of any other corporation, from and against any and all claims and liabilities to which such person shall become subject by reason of his being a director or officer of the corporation, or by reason of any action alleged to have been taken or omitted by him as a director or officer. The corporation shall reimburse each such person for all costs, legal and other expenses reasonably incurred by him in connection with any claim or liability as to which it shall be adjudged that such officer or director is liable to the extent permitted by law.

The rights accruing to any person under the foregoing provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case even though not specifically provided for herein.

No contract or other transaction between this corporation and any other firm or corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other firm or corporation, provided that the fact that he is so interested shall be disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the board at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation, or is so interested, may be counted in

2

determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with the like force and effect as if he were not a director or officer of such other corporation or not so interested.

ARTICLE IX. INITIAL OFFICERS AND DIRECTORS

The names and post office addresses of the members of the first Board of Directors are:

Marilyn Rubinson	22 N. Hibiscus Drive
Miami Beach, Fla.

Helen Fruchtman	22 N. Hibiscus Drive
Miami Beach, Fla.

The initial officers of this corporation are:

Marilyn Rubinson -	President

Helen Fruchtman -	Secretary-Treasurer

ARTICLE X. SUBSCRIBERS

The name and post office addresses of the subscribers to these Articles of Incorporation are:

Marilyn Rubinson	22 N. Hibiscus Drive Miami Beach, Fla.

Helen Fruchtman	22 N. Hibiscus Drive Miami Beach, Fla.

ARTICLE XI. AMENDMENTS

These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by it to the stockholders, and approved at the stockholders’ meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals and they acknowledged and filed in the Office of the Secretary

3

of State of Florida as subscribers of ATOURS, INC., the foregoing Articles of Incorporation this 22 day of April, 1975.

/s/ Marilyn Rubinson
Marilyn Rubinson

/s/ Helen Fruchtman
Helen Fruchtman

4

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING
AGENT UPON WHOM PROCESS MAY BE SERVED

In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

That Atours, Inc. desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation, at the City of Bay Harbor Islands, County of Dade, State of Florida, has named Marilyn Rubinson, located at

22 North Hibiscus Drive, Miami Beach, Florida as its agent to accept service of process within this State.

ACKNOWLEDGMENT:

Having been named to accept service of process for the above-stated corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.

/s/ Marilyn Rubinson
RESIDENT AGENT

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

We, the undersigned President and Secretary of ATOURS, INC., do hereby certify that a special joint meeting of the Board of Directors and shareholders of the corporation was duly called and held on Thursday, May 1, 1980, at 10:00 A.M. at which meeting, with a quorum present and acting throughout the following resolution was unanimously adopted:

RESOLVED that Article III of the Certificate of Incorporation be, and the same is, hereby amended to read that,

“The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is Ten Thousand (10,000) shares of common stock having a nominal or par value of One ($1.00) Dollar per share.”

and it is further

RESOLVED, that the President and Secretary of the corporation be, and they hereby are, authorized to certify the adoption of the above set forth resolution unto the Secretary of State of the State of Florida, and to do any and all acts necessary and proper in their capacity as officers of the corporation to effectuate the above set forth amendment to the Certificate of Incorporation of the corporation.

IN WITNESS WHEREOF, the President and Secretary have set their hands and seals and the seal of the corporation this 9 day of May, 1980.

/s/ Marilyn Rubinson
MARILYN RUBINSON, President

/s/ Mitchell Rubinson
MITCHELL RUBINSON, Secretary

CERTIFICATE OF SECOND AMENDMENT
TO
ARTICLES OF INCORPORATION

We, the undersigned President and Secretary of ATOURS, INC., do hereby certify that a special joint meeting of the Board of Directors and shareholders of the corporation was duly called and held on November 6th, 1980, at 10:00 A.M., at which meeting, with a quorum present and acting throughout, the following resolution was unanimously adopted:

RESOLVED that Article III of the Articles of Incorporation be, and the same is, hereby amended to read that,

“The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is TEN MILLION (10,000,000) shares of Common Stock having a par value of One Cent ($0.01) per share. The Common Stock will not be subject to cumulative voting and in addition, no stockholder of the Corporation shall have any pre-emptive right or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, other than such pre-emptive or preferential right that the Board of Directors, in its discretion may authorize, from time to time pursuant to the authority hereby conferred by the Articles of Incorporation. Should the Board of Directors as to any portion of the stock of the Corporation, whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, offer the same to the stockholders of any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such stock or obligations without so offering the same to the stockholders.”

and it is further

RESOLVED, that the President and Secretary of the Corporation be, and they hereby are, authorized to certify the adoption of the above set forth resolution unto the Secretary of State of the State of Florida, and to do any and all acts necessary and proper in their capacity as officers of the Corporation to effectuate the above set forth amendment to the Certificate of Incorporation of the Corporation.

IN WITNESS WHEREOF, the President and Secretary have

set their hands and seals and the seal of the Corporation this 12th day of November, 1980.

/s/ Marilyn Rubinson
MARILYN RUBINSON, President

/s/ Larry H. Schatz
LARRY H. SCHATZ, Secretary

CERTIFICATE OF THIRD AMENDMENT

TO

ARTICLES OF INCORPORATION

We, the undersigned President and Secretary of ATOURS, INC., do hereby certify that the Annual Meeting of Shareholders of the corporation was duly called and held on Wednesday, May 4, 1983, at 10:00 A.M. at which meeting, with a quorum present and acting throughout the following resolution were unanimously adopted:

RESOLVED, that Article I of the Articles of Incorporation dated April 25, 1975 of Atours, Inc., as amended by Amendments to Articles of Incorporation dated May 9, 1980 and November 12, 1980 be and the same is hereby amended to read that,

“The name of the corporation shall be Caché, Inc.”

and it is further

RESOLVED, that the President and Secretary of the corporation be, and they hereby are, authorized to certify the adoption of the above set forth resolution unto the Secretary of State of the State of Florida, and to do any and all acts necessary and proper in their capacity as officers of the Corporation to effectuate the above set forth amendment to the Articles of Incorporation of the corporation.

IN WITNESS WHEREOF, the President and Secretary have set their hands and seals and the seal of the corporation this 4th day of May, 1983.

/s/ Mitchell Rubinson
MITCHELL RUBINSON, President

/s/ Larry H. Schatz
LARRY H. SCHATZ, Secretary

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

We, the undersigned President and Secretary of CACHE, INC., do hereby certify that at the annual meeting of shareholders of the corporation which was duly called and held on Tuesday, July 22, 1986, at 10:00 A.M., at which meeting, with a quorum present and acting throughout, the following resolution was adopted:

RESOLVED that Article III of the Articles of Incorporation be, and the same is, hereby amended to read that,

“The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is Thirty Million (30,000,000) shares of common stock having a nominal or par value of One ($.01) Cent per share.”

and it is further

RESOLVED, that the first paragraph of Article VIII of the Articles of Incorporation of Cache, Inc. be, and it hereby is, amended to read as follows:

“This corporation shall have two directors initially. The number of directors may be increased or decreased from time to time by resolution or By-Law adopted by (i) a majority of the entire Board of Directors, or (ii) the stockholders.”

and it is further

RESOLVED, that the President and Secretary of the corporation be, and they are, hereby authorized to certify the adoption of the above set forth resolution unto the Secretary of State of the State of Florida, and to do any and all acts necessary and proper in their capacity as officers of the corporation to effectuate the above set forth amendments to the Articles Incorporation of the corporation.

IN WITNESS WHEREOF, the President and Secretary have set their hands and seals and the seal of the corporation this 22nd day of July, 1986.

/s/ Mitchell Rubinson
MITCHELL RUBINSON, President

/s/ Larry H. Schatz
LARRY H. SCHATZ, Secretary

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CACHE, INC.

Under Section 607.187 of the Florida
General Corporation Act

The undersigned, being the President and Secretary of CACHE, INC., a Florida corporation (the “Corporation”), for the purpose of amending the Articles of Incorporation, do hereby certify:

FIRST:  That the name of the corporation is

CACHE, INC.

SECOND:  That Article III of the Corporation’s Articles of Incorporation, which Article relates to the shares of stock that the Corporation is authorized to issue, has been amended so as to read, in full, as follows:

“The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is FORTY MILLION (40,000,000) shares of Common Stock having a par value of One Cent ($0.01) per share. The Common Stock will not be subject to cumulative voting and in addition, no stockholder of the Corporation shall have any pre-emptive right or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, other than such pre-emptive or preferential right that the Board of Directors, in its discretion may authorize, from time to time pursuant to the authority hereby conferred by the Articles of Incorporation. Should the Board of Directors as to any portion of the stock of the Corporation, whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, offer the same to the stockholders of any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such stock or obligations without so offering the same to the stockholders.”

THIRD:  That the foregoing amendment was duly adopted at the Annual Meeting of Shareholders of the Corporation, duly called and held on the 1st day of July, 1987, by the affirmative vote of the holders of a majority of the shares entitled to vote thereon.

IN WITNESS WHEREOF, we have hereunto set our hands this 1st day of July, 1987.

CACHE, INC.

/s/ Norman Polonofsky
Norman Polonofsky (President)

/s/ Michael E. James
Michael James (Secretary)

2

Secretary of State
STATE OF FLORIDA
THE CAPITOL TALLAHASSEE

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

To the Secretary of State of the State of Florida.

Pursuant to the provisions of Sections 607.034 and 607.937. Florida statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement for the purpose of changing its registered office or registered agent, or both, in the State of Florida

FIRST:	The name of the corporation is CACHE, INC.

SECOND:	The address of its present registered agent is	8751 West Broward Boulevard
Plantation, Florida 33324

THIRD:	The address to which its registered agent	Suite 420, First
	is to be changed is:	Florida Bank Building,

c/o The Prentice-Hall Corporation System, Inc., Tallahassee, Florida 32301

FOURTH:	The name of its present registered agent is: CT CORPORATION SYSTEM

FIFTH:	The name of its successor registered agent is
THE PRENTICE-HALL CORPORATION SYSTEM, INC.

SIXTH:	The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

SEVENTH:	Such change was authorized by resolution duly adopted by its board of directors.

Dated July 29th 1987

CACHE, INC.

The registered agent hereby accepts the obligations of Section 607.325, Florida General Corporation Law

THE PRENTICE-HALL CORPORATION SYSTEM, INC.
	By SIGNATURE	/s/ Stephen W. Craig
(Registered Agent) Stephen W. Craig,
Vice-President

	DATE	July 31, 1987

CERTIFICATE OF AMENDMENT TO ARTICLES
OF INCORPORATION OF CACHE, INC.

Under Section 607.187 of the Florida General Corporation Act

The undersigned, being the President and Secretary of CACHE, INC., a Florida corporation (the “Corporation”), for the purpose of amending the Articles of Incorporation, do hereby certify and acknowledge:

FIRST:  That the name of the corporation is Cache, Inc.

SECOND:  That the following amendment to Article III of the Corporation’s Articles of Incorporation was duly adopted at the Annual Meeting of Shareholders of the Corporation, duly called and held on the 18th day of July 1989, by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. Article III of the Corporation’s Articles of Incorporation, which Article relates to the shares of stock that the Corporation is authorized to issue, has been amended so as to read, in full, as follows:

“(A)                        The maximum number of shares of common stock that this Corporation is authorized to have outstanding at any one time is FORTY MILLION (40,000,000) shares of Common Stock having a par value of One Cent ($0.01) per share. The Common Stock will not be subject to cumulative voting and, in addition, no stockholder of the Corporation shall have any pre-emptive right or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized or to any obligations convertible into stock of the Corporation, other than such pre-emptive or preferential right that the Board of Directors, in its discretion may authorize, from time to time pursuant to the authority hereby conferred by the Articles of Incorporation. Should the Board of Directors as to any portion of the stock of the Corporation, whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, offer the same to the stockholders of any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such stock or obligations without so offering the same to the stockholders.

(B)                                The maximum number of shares of preferred stock that this Corporation is authorized to have outstanding at any one time is ONE HUNDRED THOUSAND (100,000) shares having a par value of One Cent ($0.01) per share.

The shares of Preferred Stock may be divided by the Board of Directors into and issued in one or more series, and each series shall be designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical with all other shares of Preferred Stock, except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon (if any) shall be cumulative on any series as to which dividends are cumulative. Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares for each such series so far as the same are not inconsistent with the provisions of this Article Three applicable to all series of Preferred Stock:

1.                                       the distinctive designations of each such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

2.                                       the annual rate or amount of dividends payable on shares of such series, if any, whether such dividends shall be cumulative or non-cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative on all shares of such series issued prior to the payment date for the first dividend of such series;

3.                                       whether such series shall be redeemed and, if so, the terms and conditions of such redemption including the time or times when and the price or prices at which shares of such series shall be redeemed, and including the terms  and

2

conditions of any retirement or sinking fund for the purchase or redemption of shares of such series;

4.                                       the amount payable on shares of such series in the event of liquidation, dissolution or winding up of the affairs of the Corporation;

5.                                       whether such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made in such conversion or exchange prices or rates;

6.                                       whether such series shall have any voting rights in addition to those prescribed by law, and, if so, the terms and conditions of exercise of such voting rights;

7.                                       the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any other class (or other series of the same class) ranking junior to the shares of such series as to dividends or upon liquidation, dissolution or winding up;

8.                                       the conditions and restrictions, if any, on the creation of indebtedness of the Corporation, or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation, dissolution or winding up; and

9.                                       such other powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as shall not be inconsistent with any such resolution or resolutions previously adopted as to shares then still outstanding, with the provisions of this Amendment to the Articles of Incorporation or with the laws of the State of Florida.

3

(C)                                The authorized but unissued shares of Common Stock of the Corporation may be issued for such consideration, having a value, not less than the par value thereof, as is determined from time to time by the Board of Directors.

(D)                               (1)                                  Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by the Florida General Corporation Act, all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one (1) vote per share for all purposes for such share of Common Stock held of record by him.

(2)                                  Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by the Florida General Corporation Act, the holders of shares of Preferred Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of stockholders.”

IN WITNESS WHEREOF, we have hereunto set our hands this 18th day of July, 1989.

/s/ Norman Polonofsky
Norman Polonofsky, President

/s/ Michael E. James
Michael James, Secretary

4

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF SERIES A PREFERRED STOCK

OF

CACHE, INC.

Pursuant to Section 607.047 of the Florida
General Corporation Act

We, Norman Polonofsky, President of Cache, Inc. and Michael James, Secretary of Cache, Inc., a corporation organized and existing under the General Corporation Law of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.047 thereof, DO HEREBY CERTIFY AND ACKNOWLEDGE:

That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Corporation, the said Board of Directors on July 18, 1989, adopted the following resolution creating a series of 5,000 shares of Series A Preferred Stock, $.01 par value per share, designated as Series A Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1.                                       Number and Designation. The designation of the series of Preferred Stock, $.01 par value per share, authorized by this resolution shall be “Series A Preferred Stock” (the “Series A Preferred”). The number of shares of Series A Preferred authorized by this resolution shall be 5,000.

2.                                       Rank. The Series A Preferred shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Corporation’s Common Stock.

3.                                       Dividends. (A)  Holders of shares of Series A Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative quarterly cash dividends equal to the Stated Value (as defined in Section 6) multiplied by the product of (x) 7-1/2% and (y) a fraction the numerator of which shall be the actual number of days in the applicable dividend period or part thereof and the denominator of which shall be 365.

(B)                                Dividends on the Series A Preferred, to the extent declared, shall be payable in arrears on each March 1, June 1, September 1 and December 1 following the first date of issuance of the Series A Preferred (the “Original Issuance Date”) (each such date being referred to as a “Quarterly Dividend Date”). Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends), without interest, from the first day of the applicable quarter, except that with respect to the first Quarterly Dividend Date, dividends shall accrue from the Original Issuance Date. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared, provided, however, that such date shall not be more than 60 days nor less that 10 days prior to the respective Quarterly Dividend Date.

(C)                                All dividends paid with respect to shares of the Series A Preferred pursuant to paragraph (3) (A) shall be paid pro rata to the holders entitled thereto.

(D)                               Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Series A Preferred shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any financing or working capital agreement of the Corporation specifically prohibit such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or if such declaration, payment or setting apart for payment would, upon the giving of notice or passage of time or both,

2

constitute such a breach or default; provided, that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the Series A Preferred at any time, whether permitted by any of such agreements or not.

(E)                                 Holders of shares of the Series A Preferred shall be entitled to receive the dividends provided for in paragraph (3) (A) hereof in preference to and in priority over any dividends upon the Common Stock.

4.                                       Voting Rights. The holders of shares of Series A Preferred shall not be entitled to vote on any matter submitted to a vote of the stockholders of the corporation, except as required by law.

5.                                       Redemption. The Corporation may not redeem the Series A Preferred.

6.                                       Liquidation Dissolution or Winding Up. (A)  Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of any Junior Securities unless, prior thereto, the holders of shares of Series A Preferred shall have received $1,000.00 per share in cash (the “Stated Value”), together with accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (such amount being referred to as the “Liquidation Preference”). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of Series A Preferred.

(B)                                In the event there are not sufficient assets available to permit payment in full of the Liquidation Preference, then such remaining assets shall be distributed ratably to the holders of the Series A Preferred in proportion to the total amounts (including, but not limited to, the amount of liquidation preference and accrued but unpaid dividends) to which the holders of such shares of Series A Preferred are then entitled.

(C)                                Neither the merger or consolidation of the Corporation into or with any other corporation,

3

nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, without further corporate action, be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 6.

7.                                       Reacquired Shares. Any shares of the Series A Preferred exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of the new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors subject to the conditions or restrictions on issuance set forth herein.

IN WITNESS WHEREOF, Cache, Inc. has caused this certificate to be signed by Norman Polonofsky its President and Michael James its Secretary this 18 day of July, 1989.

/s/ Norman Polonofsky
Norman Polonofsky (President)

/s/ Michael E. James
Michael James (Secretary)

4

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CACHE, INC.

Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act (the “Act”), the undersigned corporation has adopted the following Articles of Amendment to its Articles of Incorporation:

1.                                       The name of the corporation is CACHE, INC. (the “Corporation”).

2.                                       Paragraph (A) of Article III of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

(A)                              The maximum number of shares of common stock that this Corporation is authorized to have outstanding at any one time is TWENTY MILLION (20,000,000) shares of Common Stock having a par value of One Cent ($0.01) per share. The Common Stock will not be subject to cumulative voting and, in addition, no stockholder of the Corporation shall have any pre-emptive right or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized or to any obligations convertible into stock of the Corporation, other than such preemptive or preferential right that the Board of Directors, in its discretion may authorize, from time to time pursuant to the authority hereby conferred by the Articles of Incorporation. Should the Board of Directors as to any portion of the stock of the Corporation, whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, offer the same to the stockholders of any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such stock or obligations without so offering the same to the stockholders.

Effective at 5:00 pm. on the date (the “Effective Date”) of filing of this Amendment to Articles of Incorporation with the Secretary of State of the State of Florida, each issued and outstanding share of the Corporation’s previously authorized common stock, par value

$.01 per share (the “Pre-Split Common Stock”), shall automatically, and without further act, thereby and thereupon be reclassified and converted into one-fourth of one share of validly issued, fully paid and nonassessable Common Stock, $.0l par value per share of the Corporation (reflecting a conversion ratio of 1:4); and the Corporation shall issue one share of Common Stock for each four shares of Pre-Split Common Stock issued and outstanding as of the Effective Date, and shall pay cash in lieu of any fraction of a share of Common Stock which any shareholder would otherwise receive, in an amount equal to the average of the closing sales prices for the Pre-Split Common Stock on the NASDAQ National Market System on the five trading days immediately preceding the Effective Date. Each certificate that, prior to the Effective Date, represented shares of Pre-Split Common Stock shall thereafter represent only the right to receive the number of whole shares of Common Stock into which the shares of Pre-Split Common Stock represented by such certificate were reclassified and converted and cash in lieu of any fractional share of Common Stock to which the holder of such certificate would be entitled; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Pre-Split Common Stock shall receive, upon surrender to the Corporation of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of whole shares of Common Stock to which such person is entitled and cash in lieu of any fractional share of Common Stock to which such holder would be entitled.

3.                                       Except as hereby amended, the Articles of Incorporation of the Corporation shal1 remain the same.

4.                                       This Amendment to the Articles of Incorporation was duly adopted on September 14, 1993 by the holders of the Corporation’s Common Stock, $.0l par value per share, the only class of capital stock of the Corporation outstanding and entitled to vote thereon, by a number of votes sufficient for approval pursuant to the Act.

Dated:  September 14, 1993

CACHE, INC.,
a Florida corporation

By: /s/ Michael A. Warner
Michael A. Warner
President

2